SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2008

THORNBURG MORTGAGE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-11914	85-0404134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Washington Avenue, Suite 302 Santa Fe, New Mexico		87501
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (505) 989-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The Company has entered into reverse repurchase agreements, a form of collateralized short-term borrowing, with various counterparties.

On March 11, 2008, the Company received a notice of event of default from Morgan Stanley & Co. Incorporated (“Morgan Stanley”), dated March 6, 2008, after failing to meet a margin call of approximately $9 million. The notice states that an Event of Default as defined under that certain Master Repurchase Agreement, dated as of July 16, 1993, by and between the Company and Morgan Stanley (the “Agreement”) has occurred. The notice also states that Morgan Stanley has exercised or will exercise its rights under the Agreement. The aggregate amount of the proceeds lent to the Company under the Agreement was approximately $49 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.

Date: March 12, 2008	By:	/s/ Larry Goldstone
Larry Goldstone,
President and Chief Executive Officer